Exhibit 99.1
[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS BANK REPORTS STRONG THIRD QUARTER 2021 NET INCOME OF $9.2 MILLION
-- Continuation of positive trends including top line revenue growth, organic loan growth, and superior asset quality --
MADISON, Wis., October 28, 2021 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported net income of $9.2 million, or $1.07 diluted earnings per share, in the third quarter 2021. Third quarter net income grew by 11.7% from $8.2 million, or $0.95 per share, in the second quarter of 2021 and more than doubled from $4.3 million, or $0.50, in the third quarter of 2020.
“First Business Bank’s excellent third quarter results include profitable top line revenue growth illustrating the strength and diversification of our fee generating businesses, net interest margin stability, and our team’s ability to organically grow commercial loans,” President and Chief Executive Officer Corey Chambas said. “Excluding PPP loans, we achieved another quarter of solid loan growth and our record pipelines continue to support our expectation for double-digit organic loan growth for full-year 2021 and 2022. As expected, our discipline around credit resulted in further improvement to our asset quality metrics, with nonperforming assets declining to just 0.29% of total assets, the lowest level since 2006. Our results were further supported by a loan loss provision benefit in the third quarter and, based on current economic trends, we continue to expect no meaningful provision in the fourth quarter and anticipate continued opportunities to release reserves in 2022.”
Quarterly Highlights
•Continued Loan Growth. Loans, excluding Paycheck Protection Program (“PPP”) loans, grew $36.0 million, or 7.1% annualized, from the second quarter of 2021 and $214.0 million, or 11.6%, from the third quarter of 2020, as the Company continued to expand specialized lending offerings for commercial clients and focus on growing our businesses across all products and geographies.
•Sustained Strong Revenue Growth. Driven by net interest margin stability and fee income growth, top line revenue, the sum of net interest income and non-interest income, grew to $28.2 million, up 8.5% from the third quarter of 2020. Third quarter 2021 non-interest income continued to reflect the strength and diversity of our fee income sources, including record revenue from private wealth management of $2.8 million on $2.7 billion in assets under management and administration for the period.
•Positive Asset Quality Trends. Non-performing assets (“NPAs”) declined 34.4% to $7.6 million, or 0.29% of total assets, marking the fourth consecutive quarterly reduction of more than 25%. NPAs made up 0.30% of total assets, excluding net PPP loans, improving by 12 and 131 basis points from June 30, 2021 and September 30, 2020, respectively.
•Compounding Tangible Book Value. Tangible Book Value (“TBV”) per share grew by 14% annualized in the quarter to $25.11, which is nearly double the long-term growth rate of 8%.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net interest income	$21,223	$21,652	$18,621	$63,738	$54,558
Adjusted non-interest income (1)	7,015	6,292	7,408	20,502	20,145
Operating revenue (1)	28,238	27,944	26,029	84,240	74,703
Operating expense (1)	18,546	17,932	16,700	53,928	48,026
Pre-tax, pre-provision adjusted earnings (1)	9,692	10,012	9,329	30,312	26,677
Less:
Provision for loan and lease losses	(2,269)	(958)	3,835	(5,295)	12,487
Net loss (gain) on foreclosed properties	6	(1)	(121)	7	329
Amortization of other intangible assets	7	8	9	23	27
SBA recourse (benefit) provision	(69)	245	57	45	53
Impairment on tax credit investments	—	—	113	—	2,066
Loss on early extinguishment of debt	—	—	—	—	744
Add:
Net gain (loss) on sale of securities	—	29	—	29	(4)
Income before income tax expense	12,017	10,747	5,436	35,561	10,967
Income tax expense	2,819	2,512	1,143	8,396	73
Net income	$9,198	$8,235	$4,293	$27,165	$10,894
Earnings per share, diluted	$1.07	$0.95	$0.50	$3.15	$1.27
Book value per share	$26.56	$25.70	$23.45	$26.56	$23.45
Tangible book value per share (1)	$25.11	$24.28	$22.05	$25.11	$22.05

Net interest margin (2)	3.45%	3.49%	3.14%	3.46%	3.30%
Adjusted net interest margin (1)(2)	3.22%	3.20%	3.24%	3.21%	3.29%
Efficiency ratio (1)	65.68%	64.17%	64.16%	64.02%	64.29%
Return on average assets (2)	1.41%	1.26%	0.68%	1.39%	0.62%
Pre-tax, pre-provision adjusted return on average assets (1)(2)	1.49%	1.53%	1.47%	1.55%	1.51%
Return on average equity (2)	16.39%	15.09%	8.58%	16.63%	7.49%

Period-end loans and leases receivable	$2,123,306	$2,143,561	$2,170,299	$2,123,306	$2,170,299
Period-end loans and leases receivable, excluding net PPP loans	$2,058,852	$2,022,839	$1,844,818	$2,058,852	$1,844,818
Average loans and leases receivable	$2,131,099	$2,223,353	$2,139,439	$2,178,947	$1,952,785
Period-end in-market deposits	$1,829,644	$2,016,215	$1,667,245	$1,829,644	$1,667,245
Average in-market deposits	$1,810,948	$1,735,393	$1,644,704	$1,756,475	$1,527,561
Allowance for loan and lease losses	$24,676	$25,675	$30,817	$24,676	$30,817
Non-performing assets	$7,605	$11,601	$36,663	$7,605	$36,663
Allowance for loan and lease losses as a percent of total gross loans and leases	1.16%	1.20%	1.41%	1.16%	1.41%
Allowance for loan and lease losses as a percent of total gross loans and leases, excluding net PPP loans	1.20%	1.27%	1.67%	1.20%	1.67%
Non-performing assets as a percent of total assets	0.29%	0.40%	1.41%	0.29%	1.41%
Non-performing assets as a percent of total assets, excluding net PPP loans	0.30%	0.42%	1.61%	0.30%	1.61%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
(2)Calculation is annualized.

Third Quarter 2021 Compared to Second Quarter 2021
Net interest income decreased $429,000, or 2.0%, to $21.2 million.
•Net interest income decreased primarily due to a reduction in fees in lieu of interest. Fees in lieu of interest, which can vary from quarter to quarter based on client-driven activity, totaled $2.8 million, compared to $3.5 million. Excluding fees in lieu of interest, net interest income increased $268,000, or 1.5%.
•Average loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $49.4 million, or 9.9% annualized, to $2.044 billion.
•The yield on average interest-earning assets decreased six basis points to 3.90% from 3.96%. Excluding average net PPP loans, the PPP loan interest income of $221,000, and the aforementioned fees in lieu of interest, the yield earned on average interest-earning assets decreased 11 basis points to 3.53% from 3.64%. The rate paid for average total bank funding decreased three basis point to 0.36% from 0.39%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances, and Federal Reserve Discount Window advances.
•Net interest margin decreased four basis points to 3.45% from 3.49%. Adjusted net interest margin was 3.22%, compared to 3.20% in the linked quarter. Adjusted net interest margin is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring but volatile components of net interest margin divided by average interest-earning assets less average net PPP loans, if any, and other recurring but volatile components of average interest-earning assets such as excess liquidity and non-accrual loans.
The Company reported a net benefit to provision for loan and lease losses of $2.3 million, compared to a net benefit of $1.0 million in the second quarter.
•The decrease in the provision for loan and lease losses was primarily due to a $923,000 reduction in the general reserve from improving historical loss rates, $1.3 million in net recoveries, and a $451,000 decrease in specific reserves. These decreases were partially offset by a $426,000 increase in the general reserve due to loan growth.
Non-interest income increased $694,000, or 11.0%, to $7.0 million.
•Private wealth management fee income increased $15,000, or 0.5% to $2.8 million. Private wealth and trust assets under management and administration measured a record $2.694 billion at September 30, 2021, up $129.8 million, or 20.2% annualized, primarily due to growth from new and existing clients.
•Gains on sale of SBA loans decreased $482,000 to $721,000. Management expects this revenue stream to return to levels consistent with the first half of the year in the coming quarters and continues to believe gains on sale of traditional SBA loans (i.e., SBA loans unrelated to PPP loans), while variable based on timing of closings, will continue to increase annually at a measured pace.
•During the third and second quarters of 2021 there was no commercial loan interest rate swap fee income. Swap fee income can vary from period to period based on client demand and the interest rate environment in any given quarter. Subsequent to September 30, 2021, the Company completed two commercial loan interest rate swap transactions which generated swap fees totaling $684,000.
•Other fee income increased $1.0 million to $1.9 million, compared to $835,000 in the second quarter, reflecting higher than typical returns from the Company’s investments in mezzanine funds.
Non-interest expense increased $306,000, or 1.7%, to $18.5 million. Operating expense increased $614,000, or 3.4%, to $18.5 million.
•Compensation expense, the largest component of the Company’s non-interest expense, increased $96,000, or 0.7%, to $13.4 million, primarily for performance-based incentive compensation accruals reflecting strong company performance relative to bonus criteria.
•Other non-interest expense increased $543,000 to $719,000. Other non-interest expense for the second quarter of 2021 included a $206,000 and $78,000 benefit in the Company’s swap credit valuation and loan servicing impairment valuation, respectively. The remaining variance was generally attributable to higher travel costs.
Total period-end loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $36.0 million, or 7.1% annualized, to $2.059 billion.
•Commercial and industrial (“C&I”) loans, excluding net PPP loans, increased $41.9 million, or 29.2% annualized, led by First Business Bank’s specialized lending commercial business lines. Management believes the timely prior-period investments in our specialized lending business lines, such as dealer floorplan financing, small-ticket equipment vendor financing, and accounts receivable financing, have positioned C&I lending to increase throughout the current economic cycle.

•Commercial real estate (“CRE”) loans decreased by $4.3 million to $1.388 billion, compared to $1.392 billion, as new production was offset by payoffs and paydowns.
Total period-end in-market deposits decreased $186.6 million to $1.830 billion, compared to $2.016 billion, and the average rate paid decreased one basis point to 0.14%.
•As previously disclosed, in-market deposits on June 30, 2021 included a temporary balance associated with the proceeds of a commercial client’s business sale late in the second quarter, the majority of which was moved off the balance sheet in early July. Excluding this temporary deposit, total period-end in-market deposits increased by $38.4 million, or 8.6% annualized.
•Excluding the temporary deposit, money market accounts, interest-bearing transaction accounts, and certificates of deposit increased $43.6 million, $5.6 million, and $12.5 million, respectively, while non-interest bearing transaction accounts decreased $23.2 million.
Period-end wholesale funding, including FHLB advances, Federal Reserve Discount Window advances, brokered deposits, and deposits gathered through internet deposit listing services, decreased $99.9 million to $432.4 million.
•Wholesale deposits decreased $69.9 million to $74.6 million. The average rate paid on wholesale deposits increased 18 basis points to 0.92% and the weighted average original maturity of brokered certificates of deposit increased to 3.7 years from 3.5 years.
•FHLB advances decreased $30.0 million to $357.8 million. The average rate paid on FHLB advances increased two basis points to 1.29% and the weighted average original maturity increased to 6.2 years from 6.1 years.
Non-performing assets decreased $4.0 million, or 34.4%, to $7.6 million, or 0.29% of total assets, compared to $11.6 million, or 0.40% of total assets. The reduction in non-performing assets was due to loan payoffs. Excluding net PPP loans, non-performing assets were 0.30% of total assets as of September 30, 2021, compared to 0.42% as of June 30, 2021.
The allowance for loan and lease losses decreased $1.0 million, or 3.9%, as an increase in the general reserve from loan growth was more than offset by a decrease in the historical loss rate and reduction in specific reserves.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.16% compared to 1.20% as of June 30, 2021.
•Excluding net PPP loans, the allowance for loan and leases losses as a percent of total gross loans and leases was 1.20%, compared to 1.27% as of June 30, 2021.

Third Quarter 2021 Compared to Third Quarter 2020
Net interest income increased $2.6 million, or 14.0%, to $21.2 million.
•The increase in net interest income reflects expanded yields on average gross loans and leases, which were relatively consistent between periods, and lower deposit costs. Excluding fees collected in lieu of interest and interest income from PPP loans, net interest income increased $1.9 million, or 11.4%. Excluding net PPP loans, average gross loans and leases increased $227.2 million, or 12.5%.
•The yield on average interest-earning assets measured 3.90% compared to 3.75%. Excluding fees collected in lieu of interest, PPP loan interest income and net PPP loans, the yield on average interest-earning assets measured 3.53%, compared to 3.89%. This decrease in yield was primarily due to the decrease in LIBOR and Prime rates and related impact on variable-rate loans, in addition to the renewal of fixed-rate loans and reinvestment of cash flows from the securities portfolio at historically low interest rates. The rate paid for average total bank funding decreased 18 basis points to 0.36% from 0.54%.
•Net interest margin increased 31 basis points to 3.45% from 3.14%. Adjusted net interest margin decreased 2 basis points to 3.22% from 3.24%.
The Company reported a net benefit to provision for loan and lease losses of $2.3 million, compared to a $3.8 million expense in the third quarter of 2020.
Non-interest income of $7.0 million compares to $7.4 million in the prior year period.
•Private wealth management fee income increased $592,000, or 27.3%, to $2.8 million. Private wealth and trust assets under management and administration measured a record $2.694 billion at September 30, 2021, up $676.6 million, or 33.5%.
•Loan fees of $713,000 increased by $235,000, or 49.2%, primarily due to an increase in floorplan financing curtailment fees and miscellaneous asset-based lending fees.

•Gains on sale of SBA loans decreased $39,000 to $721,000. Management expects this revenue stream to return to levels consistent with the first half of the year in the coming quarters and continues to believe gains on sale of traditional SBA loans (i.e., SBA loans unrelated to PPP loans), while variable based on timing of closings, will continue to increase annually at a measured pace.
•During the third quarter of 2021, there was no commercial loan interest rate swap fee income activity, compared to $2.4 million in the year-ago period. Swap fee income can vary from period to period based on client demand and the interest rate environment in any given quarter.
•Other fee income increased $1.2 million, or 176.0%, to $1.9 million compared to $676,000, reflecting higher than typical returns from the Company’s investments in mezzanine funds in the third quarter of 2021.
Non-interest expense increased $1.7 million, or 10.3%, to $18.5 million. Operating expense increased $1.8 million, or 11.1%, to $18.5 million.
•Compensation expense increased $1.5 million, or 12.6%, to $13.4 million. The increase resulted from new hires and an increase in performance-based incentive compensation accruals reflecting strong company performance relative to bonus criteria.. Average full-time equivalent employees increased to 311, up 5.4% for the quarter ended September 30, 2021, compared to 295 for the quarter ended September 30, 2020.
Total period-end loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $214.0 million, or 11.6%, to $2.059 billion.
•C&I loans, excluding net PPP loans, increased $151.7 million, or 32.6%.
•CRE loans increased $61.2 million, or 4.6%, as increases in the non-owner occupied and multi-family portfolios were partially offset by reductions in the land development and 1-4 family portfolios.
Total period-end in-market deposits increased $162.4 million, or 9.7%, to $1.830 billion and the average rate paid decreased 13 basis points to 0.14%.
•Transaction and money market accounts increased $106.3 million and $91.9 million, respectively, while certificates of deposits decreased $35.7 million.
Period-end wholesale funding decreased $180.8 million to $432.4 million.
•Wholesale deposits decreased $79.5 million to $74.6 million, compared to $154.1 million, as the existing portfolio runoff was replaced by in-market deposits. The average rate paid on brokered certificates of deposit decreased 41 basis points to 0.92% and the weighted average original maturity decreased to 3.7 years from 4.3 years.
•FHLB advances decreased $71.7 million to $357.8 million. The average rate paid on FHLB advances increased 14 basis points to 1.29% and the weighted average original maturity increased to 6.2 years from 5.1 years.
Non-performing assets decreased to $7.6 million, or 0.29% of total assets, compared to $36.7 million, or 1.41% of total assets. Excluding net PPP loans, non-performing assets were 0.30% of total assets as of September 30, 2021 compared to 1.61% one year prior.
The allowance for loan and lease losses decreased $6.1 million to $24.7 million, compared to $30.8 million.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.16% compared to 1.41%.
•Excluding net PPP loans, the allowance for loan and leases losses as a percent of total gross loans and leases was 1.20% as of September 30, 2021 compared to 1.67% one year prior.

COVID-19 Update
In the second quarter of 2021, the Company communicated return to office plans to employees. Based on the national and local guidelines, the Company developed a phased-in approach for returning to the office. Under this phased-in approach, more employees returned to the office in early June 2021. The return to office included enhanced safety protocols and processes to provide the best working environment possible for employees. In addition, the Company has adopted workplace flexibility strategies in response to ever-changing circumstances and expectations. Remote, hybrid and hoteling options are available for most positions. These options cultivate a more flexible work environment that is very attractive to our employees.
Paycheck Protection Program
As of September 30, 2021, the Company had $65.9 million in gross PPP loans outstanding and deferred processing fees outstanding of $1.4 million. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness, as an adjustment of yield using the interest method. During the three and nine months ended

September 30, 2021, the Company recognized $1.7 million and $6.4 million, respectively, of processing fees in loans and leases interest income in the unaudited Consolidated Statements of Income. The SBA provides a guaranty to the lender of 100% of principal and interest, unless the lender violated an obligation under the agreement. Since loan losses are expected to be immaterial, if at all due to the government guarantee, management excluded the PPP loans from the allowance for loan and lease losses calculation. These short-term loans were funded primarily through a combination of excess cash held at the Federal Reserve and from an increase in in-market deposits.
Deferral Requests
The Company provided loan modifications deferring payments for certain borrowers impacted by COVID-19 who were current in their payments at the inception of the Company’s loan modification program. Excluding gross PPP loans, as of September 30, 2021, the Company had five deferred loans outstanding in an aggregate amount of $24.1 million, or 1.2% of gross loans and leases, compared to $131.5 million, or 7.2% of gross loans and leases as of September 30, 2020. Of the $24.1 million of deferred loans outstanding, $23.5 million is related to three hospitality credits which received principal deferrals and are accruing and current on interest payments. Management believes there will be no losses associated with these credits.
The following tables represent a breakdown of the deferred loan balances by industry segment and collateral type:

	As of
	September 30, 2021
		Collateral Type
Industries Description	Balance	Real Estate	Non-Real Estate
	(In thousands)
Accommodation and Food Services	$23,521	$23,521	$—
Manufacturing	428	—	428
Retail Trade	115	—	115
Total deferred loan balances	$24,064	$23,521	$543
Exposure to Stressed Industries
    Certain industries have been and are expected to be particularly impacted by social distancing, quarantines, and the economic impact of the COVID-19 pandemic, such as the following:

	As of
	September 30, 2021		December 31, 2020
Industries:	Balance	% Gross Loans and Leases (1)	Balance	% Gross Loans and Leases (1)
	(Dollars in Thousands)
Retail (2) (3)	$76,635	3.7%	$62,719	3.3%
Hospitality	77,286	3.7%	80,832	4.2%
Entertainment	13,533	0.7%	14,208	0.7%
Restaurants & food service	22,393	1.1%	24,854	1.3%
Total outstanding exposure	$189,847	9.2%	$182,613	9.5%
(1)Excluding net PPP loans.
(2)Includes $39.6 million and $48.9 million in loans secured by commercial real estate as of September 30, 2021 and December 31, 2020, respectively.
(3)Includes $23.2 million and $7.7 million in fully collateralized asset-based loans as of September 30, 2021 and December 31, 2020, respectively.

    Because of the uncertainties related to the ultimate duration of the COVID-19 pandemic and its effects on our clients and prospects, and on the national and local economies as a whole, there can be no assurances as to the future effect of the ongoing pandemic on the Company’s loan portfolio.

Share Repurchase Program Update
During the third quarter the Company repurchased a total of 129,600 shares for approximately $3.5 million at an average cost of $27.40 per share. The Company had $717,000 of repurchase authority as of September 30, 2021 remaining in its previously disclosed share repurchase program.

About First Business Financial Services, Inc.
First Business Financial Services, Inc., (Nasdaq: FBIZ) is the parent company of First Business Bank. First Business Bank specializes in Business Banking, including Commercial Banking and Specialized Lending, Private Wealth, and Bank Consulting services, and through its refined focus, delivers unmatched expertise, accessibility, and responsiveness. Specialized Lending solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. For additional information, visit www.firstbusiness.bank.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:
•Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, the adverse effects of the COVID-19 pandemic on the global, national, and local economy.
•The effect of the COVID-19 pandemic on the Company’s credit quality, revenue, and business operations.
•Competitive pressures among depository and other financial institutions nationally and in our markets.
•Increases in defaults by borrowers and other delinquencies.
•Our ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.
•Fluctuations in interest rates and market prices.
•Changes in legislative or regulatory requirements applicable to us and our subsidiaries.
•Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•Fraud, including client and system failure or breaches of our network security, including our internet banking activities.
•Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Assets
Cash and cash equivalents	$110,624	$389,977	$58,874	$56,909	$51,728
Securities available-for-sale, at fair value	194,056	171,219	173,261	183,925	179,274
Securities held-to-maturity, at amortized cost	21,196	22,382	24,783	26,374	28,897
Loans held for sale	5,603	6,059	6,576	8,695	15,049
Loans and leases receivable	2,123,306	2,143,561	2,235,112	2,145,970	2,170,299
Allowance for loan and lease losses	(24,676)	(25,675)	(28,982)	(28,521)	(30,817)
Loans and leases receivable, net	2,098,630	2,117,886	2,206,130	2,117,449	2,139,482
Premises and equipment, net	1,700	1,747	1,923	1,998	2,130
Foreclosed properties	172	179	31	34	613
Right-of-use assets	5,263	5,472	5,486	5,814	6,141
Bank-owned life insurance	53,244	52,887	52,537	52,188	51,798
Federal Home Loan Bank stock, at cost	12,351	13,451	14,941	13,578	15,153
Goodwill and other intangible assets	12,229	12,178	12,055	12,018	12,024
Derivatives	28,678	32,377	26,104	49,377	58,210
Accrued interest receivable and other assets	40,664	39,855	38,017	39,478	41,348
Total assets	$2,584,410	$2,865,669	$2,620,718	$2,567,837	$2,601,847
Liabilities and Stockholders’ Equity
In-market deposits	$1,829,644	$2,016,215	$1,737,226	$1,683,008	$1,667,245
Wholesale deposits	74,638	144,492	165,492	172,508	154,130
Total deposits	1,904,282	2,160,707	1,902,718	1,855,516	1,821,375
Federal Home Loan Bank advances and other borrowings	394,090	420,113	448,417	419,167	483,517
Junior subordinated notes	10,072	10,069	10,065	10,062	10,058
Lease liabilities	5,780	6,005	6,040	6,386	6,728
Derivatives	31,890	36,109	29,565	54,927	64,403
Accrued interest payable and other liabilities	13,016	11,214	9,422	15,617	14,981
Total liabilities	2,359,130	2,644,217	2,406,227	2,361,675	2,401,062
Total stockholders’ equity	225,280	221,452	214,491	206,162	200,785
Total liabilities and stockholders’ equity	$2,584,410	$2,865,669	$2,620,718	$2,567,837	$2,601,847

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Total interest income	$24,014	$24,599	$23,806	$25,770	$22,276	$72,420	$68,408
Total interest expense	2,791	2,947	2,943	3,258	3,655	8,682	13,850
Net interest income	21,223	21,652	20,863	22,512	18,621	63,738	54,558
Provision for loan and lease losses	(2,269)	(958)	(2,068)	4,322	3,835	(5,295)	12,487
Net interest income after provision for loan and lease losses	23,492	22,610	22,931	18,190	14,786	69,033	42,071
Private wealth management service fees	2,759	2,744	2,407	2,208	2,167	7,910	6,402
Gain on sale of SBA loans	721	1,203	1,078	1,300	760	3,002	1,598
Service charges on deposits	956	941	917	887	881	2,814	2,527
Loan fees	713	569	545	412	478	1,828	1,414
Net gain (loss) on sale of securities	—	29	—	—	—	29	(4)
Swap fees	—	—	684	1,078	2,446	684	5,782
Other non-interest income	1,866	835	1,564	914	676	4,264	2,422
Total non-interest income	7,015	6,321	7,195	6,799	7,408	20,531	20,141
Compensation	13,351	13,255	12,657	12,145	11,857	39,263	33,705
Occupancy	544	533	552	556	570	1,628	1,696
Professional fees	1,024	913	866	909	943	2,803	2,621
Data processing	746	798	770	668	679	2,315	2,066
Marketing	572	511	391	411	356	1,474	1,169
Equipment	260	261	246	294	310	767	905
Computer software	999	1,129	1,115	1,028	1,017	3,244	2,873
FDIC insurance	291	280	362	479	312	933	760
Collateral liquidation cost	47	84	94	47	45	224	281
Net loss (gain) on foreclosed properties	6	(1)	3	54	(121)	7	329
Tax credit investment impairment	—	—	—	328	113	—	2,066
SBA recourse (benefit) provision	(69)	245	(130)	(330)	57	45	53
Loss on early extinguishment of debt	—	—	—	—	—	—	744
Other non-interest expense	719	176	404	1,062	620	1,300	1,977
Total non-interest expense	18,490	18,184	17,330	17,651	16,758	54,003	51,245
Income before income tax expense	12,017	10,747	12,796	7,338	5,436	35,561	10,967
Income tax expense	2,819	2,512	3,065	1,254	1,143	8,396	73
Net income	$9,198	$8,235	$9,731	$6,084	$4,293	$27,165	$10,894

Per common share:
Basic earnings	$1.07	$0.95	$1.12	$0.71	$0.50	$3.15	$1.27
Diluted earnings	1.07	0.95	1.12	0.71	0.50	3.15	1.27
Dividends declared	0.18	0.18	0.18	0.165	0.165	0.54	0.495
Book value	26.56	25.70	24.83	24.06	23.45	26.56	23.45
Tangible book value	25.11	24.28	23.43	22.66	22.05	25.11	22.05
Weighted-average common shares outstanding(1)	8,340,042	8,385,069	8,429,149	8,417,216	8,404,084	8,380,591	8,380,676
Weighted-average diluted common shares outstanding(1)	8,340,042	8,385,069	8,429,149	8,417,216	8,404,084	8,380,591	8,380,676
(1)Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,388,236	$13,090	3.77%	$1,386,187	$13,087	3.78%	$1,282,132	$12,340	3.85%
Commercial and industrial loans(1)	680,563	9,259	5.44%	772,257	9,875	5.11%	791,909	8,133	4.11%
Direct financing leases(1)	18,611	207	4.45%	19,883	222	4.47%	26,129	258	3.95%
Consumer and other loans(1)	43,689	391	3.58%	45,026	407	3.62%	39,269	374	3.81%
Total loans and leases receivable(1)	2,131,099	22,947	4.31%	2,223,353	23,591	4.24%	2,139,439	21,105	3.95%
Mortgage-related securities(2)	154,372	659	1.71%	149,253	631	1.69%	167,326	833	1.99%
Other investment securities(3)	45,196	196	1.73%	41,569	185	1.78%	34,004	171	2.01%
FHLB stock	13,279	167	5.03%	14,172	176	4.97%	12,835	161	5.02%
Short-term investments	116,621	45	0.15%	55,100	16	0.12%	21,287	6	0.11%
Total interest-earning assets	2,460,567	24,014	3.90%	2,483,447	24,599	3.96%	2,374,891	22,276	3.75%
Non-interest-earning assets	147,631			137,893			165,844
Total assets	$2,608,198			$2,621,340			$2,540,735
Interest-bearing liabilities
Transaction accounts	$509,089	251	0.20%	$499,040	248	0.20%	$445,687	259	0.23%
Money market	703,460	306	0.17%	662,919	282	0.17%	642,881	318	0.20%
Certificates of deposit	42,370	71	0.67%	45,993	112	0.97%	110,891	513	1.85%
Wholesale deposits	89,135	206	0.92%	162,580	301	0.74%	160,067	533	1.33%
Total interest-bearing deposits	1,344,054	834	0.25%	1,370,532	943	0.28%	1,359,526	1,623	0.48%
FHLB advances	381,061	1,228	1.29%	405,855	1,284	1.27%	379,915	1,356	1.43%
Federal Reserve PPPLF	—	—	—%	—	—	—%	29,605	26	0.35%
Other borrowings	32,630	449	5.50%	32,447	443	5.46%	24,403	370	6.06%
Junior subordinated notes	10,070	280	11.12%	10,066	277	11.01%	10,056	280	11.14%
Total interest-bearing liabilities	1,767,815	2,791	0.63%	1,818,900	2,947	0.65%	1,803,505	3,655	0.81%
Non-interest-bearing demand deposit accounts	556,029			527,441			445,245
Other non-interest-bearing liabilities	59,865			56,691			91,810
Total liabilities	2,383,709			2,403,032			2,340,560
Stockholders’ equity	224,489			218,308			200,175
Total liabilities and stockholders’ equity	$2,608,198			$2,621,340			$2,540,735
Net interest income		$21,223			$21,652			$18,621
Interest rate spread			3.27%			3.31%			2.94%
Net interest-earning assets	$692,752			$664,547			$571,386
Net interest margin			3.45%			3.49%			3.14%
(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Nine Months Ended
(Dollars in thousands)	September 30, 2021			September 30, 2020
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,377,302	$38,704	3.75%	$1,209,810	$38,312	4.22%
Commercial and industrial loans(1)	736,623	28,759	5.21%	678,650	24,338	4.78%
Direct financing leases(1)	20,242	673	4.43%	27,065	761	3.75%
Consumer and other loans(1)	44,780	1,197	3.56%	37,260	1,091	3.90%
Total loans and leases receivable(1)	2,178,947	69,333	4.24%	1,952,785	64,502	4.40%
Mortgage-related securities(2)	155,617	1,955	1.67%	173,985	2,806	2.15%
Other investment securities(3)	42,992	569	1.76%	29,177	456	2.08%
FHLB stock	13,308	496	4.97%	10,558	491	6.20%
Short-term investments	65,769	67	0.14%	39,293	153	0.52%
Total interest-earning assets	2,456,633	72,420	3.93%	2,205,798	68,408	4.13%
Non-interest-earning assets	145,714			151,994
Total assets	$2,602,347			$2,357,792
Interest-bearing liabilities
Transaction accounts	$509,709	749	0.20%	$362,326	1,197	0.44%
Money market	674,858	862	0.17%	649,999	2,555	0.52%
Certificates of deposit	48,540	360	0.99%	122,781	1,890	2.05%
Wholesale deposits	139,205	825	0.79%	132,811	2,021	2.03%
Total interest-bearing deposits	1,372,312	2,796	0.27%	1,267,917	7,663	0.81%
FHLB advances	384,581	3,761	1.30%	371,738	4,198	1.51%
Federal Reserve PPPLF	—	—	—%	16,855	44	0.35%
Other borrowings	30,811	1,293	5.60%	24,490	1,110	6.04%
Junior subordinated notes	10,066	832	11.02%	10,052	835	11.07%
Total interest-bearing liabilities	1,797,770	8,682	0.64%	1,691,052	13,850	1.09%
Non-interest-bearing demand deposit accounts	523,368			392,455
Other non-interest-bearing liabilities	63,366			80,270
Total liabilities	2,384,504			2,163,777
Stockholders’ equity	217,843			194,015
Total liabilities and stockholders’ equity	$2,602,347			$2,357,792
Net interest income		$63,738			$54,558
Interest rate spread			3.29%			3.04%
Net interest-earning assets	$658,863			$514,746
Net interest margin			3.46%			3.30%

(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.

PROVISION FOR LOAN AND LEASE LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Change in general reserve due to subjective factor changes	$(51)	$(652)	$1,082	$1,008	$(766)	$379	$4,697
Change in general reserve due to historical loss factor changes	(923)	(1,687)	(984)	1,274	(16)	(3,594)	(380)
Charge-offs	364	2,894	144	6,685	505	3,402	1,454
Recoveries	(1,634)	(545)	(2,673)	(68)	(23)	(4,852)	(264)
Change in specific reserves on impaired loans, net	(451)	(1,466)	(194)	(5,216)	2,974	(2,111)	5,533
Change due to loan growth, net	426	498	557	639	1,161	1,481	1,447
Total provision for loan and lease losses	$(2,269)	$(958)	$(2,068)	$4,322	$3,835	$(5,295)	$12,487

PERFORMANCE RATIOS

	For the Three Months Ended					For the Nine Months Ended
(Unaudited)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Return on average assets (annualized)	1.41%	1.26%	1.51%	0.93%	0.68%	1.39%	0.62%
Return on average equity (annualized)	16.39%	15.09%	18.48%	11.92%	8.58%	16.63%	7.49%
Efficiency ratio	65.68%	64.17%	62.19%	60.02%	64.16%	64.02%	64.29%
Interest rate spread	3.27%	3.31%	3.27%	3.51%	2.94%	3.29%	3.04%
Net interest margin	3.45%	3.49%	3.44%	3.69%	3.14%	3.46%	3.30%
Average interest-earning assets to average interest-bearing liabilities	139.19%	136.54%	134.23%	132.88%	131.68%	136.65%	130.44%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Non-accrual loans and leases	$7,433	$11,422	$18,992	$26,617	$36,050
Foreclosed properties	172	179	31	34	613
Total non-performing assets	7,605	11,601	19,023	26,651	36,663
Performing troubled debt restructurings	53	56	59	46	47
Total impaired assets	$7,658	$11,657	$19,082	$26,697	$36,710

Non-accrual loans and leases as a percent of total gross loans and leases	0.35%	0.53%	0.85%	1.24%	1.66%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.36%	0.54%	0.85%	1.24%	1.68%
Non-performing assets as a percent of total assets	0.29%	0.40%	0.73%	1.04%	1.41%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.16%	1.20%	1.29%	1.33%	1.41%
Allowance for loan and lease losses as a percent of non-accrual loans and leases	331.98%	224.79%	152.60%	107.15%	85.48%

ASSET QUALITY RATIOS - EXCLUDING NET PPP LOANS

(Unaudited)	As of
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Non-accrual loans and leases as a percent of total gross loans and leases	0.36%	0.56%	0.96%	1.38%	1.95%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.37%	0.57%	0.96%	1.38%	1.98%
Non-performing assets as a percent of total assets	0.30%	0.42%	0.81%	1.14%	1.61%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.20%	1.27%	1.47%	1.48%	1.67%
PPP loans outstanding, net	$64,454	$120,723	$267,567	$225,323	$325,481

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Charge-offs	$364	$2,894	$144	$6,685	$505	$3,402	$1,454
Recoveries	(1,634)	(545)	(2,673)	(68)	(23)	(4,852)	(264)
Net (recoveries) charge-offs	$(1,270)	$2,349	$(2,529)	$6,617	$482	$(1,450)	$1,190
Net (recoveries) charge-offs as a percent of average gross loans and leases (annualized)	(0.24)%	0.42%	(0.46)%	1.21%	0.09%	(0.09)%	0.08%
Annualized (recoveries) charge-offs as a percent of average gross loans and leases, excluding average net PPP loans	(0.25)%	0.47%	(0.52)%	1.39%	0.11%	(0.10)%	0.09%
Average PPP loans outstanding, net	$87,517	$229,165	$242,242	$282,259	$323,082	$185,742	$192,451

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Total capital to risk-weighted assets	11.14%	11.22%	11.52%	11.25%	11.42%
Tier I capital to risk-weighted assets	9.14%	9.14%	9.24%	8.96%	9.09%
Common equity tier I capital to risk-weighted assets	8.73%	8.72%	8.81%	8.53%	8.64%
Tier I capital to adjusted assets	8.69%	8.48%	8.37%	7.99%	8.04%
Tangible common equity to tangible assets	8.28%	7.33%	7.76%	7.60%	7.29%
Tangible common equity to tangible assets, excluding net PPP loans	8.50%	7.66%	8.65%	8.33%	8.34%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Commercial real estate:
Commercial real estate - owner occupied	$241,977	$253,600	$256,812	$253,882	$240,706
Commercial real estate - non-owner occupied	639,423	614,289	592,090	564,532	565,781
Land development	39,119	45,056	46,544	49,839	50,864
Construction	139,933	139,943	151,345	141,043	142,726
Multi-family	313,787	319,351	322,384	311,556	287,583
1-4 family	13,487	19,769	23,319	38,284	38,857
Total commercial real estate	1,387,726	1,392,008	1,392,494	1,359,136	1,326,517
Commercial and industrial	681,065	695,442	784,305	732,318	790,349
Direct financing leases, net	16,810	18,142	19,616	22,331	24,743
Consumer and other:
Home equity and second mortgages	4,576	5,740	6,719	7,833	7,106
Other	35,645	36,567	38,266	28,897	29,341
Total consumer and other	40,221	42,307	44,985	36,730	36,447
Total gross loans and leases receivable	2,125,822	2,147,899	2,241,400	2,150,515	2,178,056
Less:
Allowance for loan and lease losses	24,676	25,675	28,982	28,521	30,817
Deferred loan fees	2,516	4,338	6,288	4,545	7,757
Loans and leases receivable, net	$2,098,630	$2,117,886	$2,206,130	$2,117,449	$2,139,482

LEGACY SBA 7(a) AND EXPRESS LOAN COMPOSITION (1)

(Unaudited)	As of
(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Performing loans:
Off-balance sheet loans	$13,340	$14,161	$17,523	$23,354	$26,017
On-balance sheet loans	3,905	6,836	7,340	11,117	15,175
Gross loans	17,245	20,997	24,863	34,471	41,192
Non-performing loans:
Off-balance sheet loans	3,689	3,943	1,835	1,931	2,574
On-balance sheet loans	624	1,800	6,832	7,435	9,561
Gross loans	4,313	5,743	8,667	9,366	12,135
Total loans:
Off-balance sheet loans	17,029	18,104	19,358	25,285	28,591
On-balance sheet loans	4,529	8,636	14,172	18,552	24,736
Gross loans	$21,558	$26,740	$33,530	$43,837	$53,327
(1)Defined as SBA 7(a) and Express loans originated in 2016 and prior.

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Non-interest-bearing transaction accounts	$526,047	$774,253	$496,877	$472,818	$452,268
Interest-bearing transaction accounts	517,248	511,698	561,466	503,992	484,761
Money market accounts	728,751	685,127	632,065	641,504	636,872
Certificates of deposit	57,598	45,137	46,818	64,694	93,344
Wholesale deposits	74,638	144,492	165,492	172,508	154,130
Total deposits	$1,904,282	$2,160,707	$1,902,718	$1,855,516	$1,821,375

TRUST ASSETS COMPOSITION

(Unaudited)	As of
(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Trust assets under management	$2,491,498	$2,362,257	$2,195,804	$2,061,772	$1,841,986
Trust assets under administration	202,657	202,116	190,721	187,228	175,521
Total trust assets	$2,694,155	$2,564,373	$2,386,525	$2,249,000	$2,017,507

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Common stockholders’ equity	$225,280	$221,452	$214,491	$206,162	$200,785
Goodwill and other intangible assets	(12,229)	(12,178)	(12,055)	(12,018)	(12,024)
Tangible common equity	$213,051	$209,274	$202,436	$194,144	$188,761
Common shares outstanding	8,483,099	8,617,761	8,638,195	8,566,960	8,561,714
Book value per share	$26.56	$25.70	$24.83	$24.06	$23.45
Tangible book value per share	25.11	24.28	23.43	22.66	22.05

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
“Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Common stockholders’ equity	$225,280	$221,452	$214,491	$206,162	$200,785
Goodwill and other intangible assets	(12,229)	(12,178)	(12,055)	(12,018)	(12,024)
Tangible common equity	$213,051	$209,274	$202,436	$194,144	$188,761
Total assets	$2,584,410	$2,865,669	$2,620,718	$2,567,837	$2,601,847
Goodwill and other intangible assets	(12,229)	(12,178)	(12,055)	(12,018)	(12,024)
Tangible assets	$2,572,181	$2,853,491	$2,608,663	$2,555,819	$2,589,823
Tangible common equity to tangible assets	8.28%	7.33%	7.76%	7.60%	7.29%
Period-end net PPP loans	64,454	120,722	267,567	225,323	325,481
Tangible assets, excluding net PPP loans	$2,507,727	$2,732,769	$2,341,096	$2,330,496	$2,264,342
Tangible common equity to tangible assets, excluding net PPP loans	8.50%	7.66%	8.65%	8.33%	8.34%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Total non-interest expense	$18,490	$18,184	$17,330	$17,651	$16,758	$54,003	$51,245
Less:
Net loss (gain) on foreclosed properties	6	(1)	3	54	(121)	7	329
Amortization of other intangible assets	7	8	8	8	9	23	27
SBA recourse (benefit) provision	(69)	245	(130)	(330)	57	45	53
Tax credit investment impairment	—	—	—	328	113	—	2,066
Loss on early extinguishment of debt	—	—	—	—	—	—	744
Total operating expense (a)	$18,546	$17,932	$17,449	$17,591	$16,700	$53,928	$48,026
Net interest income	$21,223	$21,652	$20,863	$22,512	$18,621	$63,738	$54,558
Total non-interest income	7,015	6,321	7,195	6,799	7,408	20,531	20,141
Less:
Net gain (loss) on sale of securities	—	29	—	—	—	29	(4)
Adjusted non-interest income	7,015	6,292	7,195	6,799	7,408	20,502	20,145
Total operating revenue (b)	$28,238	$27,944	$28,058	$29,311	$26,029	$84,240	$74,703
Efficiency ratio	65.68%	64.17%	62.19%	60.02%	64.16%	64.02%	64.29%

Pre-tax, pre-provision adjusted earnings (b - a)	$9,692	$10,012	$10,609	$11,720	$9,329	$30,312	$26,677
Average total assets	$2,608,198	$2,621,340	$2,577,164	$2,603,745	$2,540,735	$2,602,347	$2,357,792
Pre-tax, pre-provision adjusted return on average assets	1.49%	1.53%	1.65%	1.80%	1.47%	1.55%	1.51%

ADJUSTED NET INTEREST MARGIN
“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring but volatile components of net interest margin divided by average interest-earning assets less average net PPP loans, if any, and other recurring but volatile components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Interest income	$24,014	$24,599	$23,806	$25,770	$22,276	$72,420	$68,408
Interest expense	2,791	2,947	2,943	3,258	3,655	8,682	13,850
Net interest income (a)	21,223	21,652	20,863	22,512	18,621	63,738	54,558
Less:
Fees in lieu of interest	2,839	3,536	3,085	4,749	1,511	9,459	4,566
PPP loan interest income	221	566	603	718	833	1,391	1,481
FRB interest income and FHLB dividend income	212	192	158	188	167	563	602
Add:
FRB PPPLF interest expense	—	—	—	9	26	—	44
Adjusted net interest income (b)	$17,951	$17,358	$17,017	$16,866	$16,136	$52,325	$47,953
Average interest-earning assets (c)	$2,460,567	$2,483,447	$2,425,499	$2,441,735	$2,374,891	$2,456,633	$2,205,798
Less:
Average net PPP loans	87,517	229,165	242,242	282,259	323,082	185,741	192,451
Average FRB cash and FHLB stock	129,469	68,503	36,643	45,611	33,756	78,545	46,925
Average non-accrual loans and leases	11,298	16,744	22,069	36,013	26,931	16,657	24,849
Adjusted average interest-earning assets (d)	$2,232,283	$2,169,035	$2,124,545	$2,077,852	$1,991,122	$2,175,690	$1,941,573
Net interest margin (a / c)	3.45%	3.49%	3.44%	3.69%	3.14%	3.46%	3.30%
Adjusted net interest margin (b / d)	3.22%	3.20%	3.20%	3.25%	3.24%	3.21%	3.29%